Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Mega Matrix Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(2)	Fee Calculation Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee(5)
Fees to be paid	Equity	Common Stock, par value $0.001 per share	Rule 457(o)		(3)		(4)		(4)	—	—
	Equity	Preferred Stock, par value $0.001 per share	Rule 457(o)		(3)		(4)		(4)	—	—
	Debt	Debt Securities	Rule 457(o)		(3)		(4)		(4)	—	—
	Other	Warrants	Rule 457(o)		(3)		(4)		(4)	—	—
	Other	Units	Rule 457(o)		(3)		(4)		(4)	—	—
	Unallocated (Universal) Shelf(1)	—	Rule 457(o)	$3,190,000		—		$3,190,000	(5)	$147.60 per $1,000,000	$470.84
	Total Offering Amounts							$3,190,000			$470.84
	Total Fees Previously Paid										—
	Total Fee Offsets										—
	Net Fee Due										$470.84

(1)	The securities covered by this registration statement to be sold by the registrant may be sold separately or in any combination with other securities registered under this registration statement from time to time in one or more offerings.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	There are being registered hereunder such indeterminate number or amount, as the case may be, of (i) common stock, (ii) preferred stock, (iii) debt securities, (iv) warrants and/or (v) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered hereunder an indeterminable number of shares of common stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $3,190,000.

(4)	The proposed maximum offering price per security and the proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.